Exhibit 10.15

Summary Translation

Collateral Pledge Renewal Agreement

(Contract No. 2018-28000301001)

Pledgor : Wuhan Kingold Jewelry Co., Ltd.

Pledgee: Evergrowing Bank Co., Ltd., Yantai Huanshan Road Branch

In consideration of the mutual promises, covenants and agreements, Pledgor and Pledgee agree as follows:

1. Pledged asset: Gold (Collateral).

2. Details of the pledged asset are set forth in the “Collateral List” attached to this Agreement.

3. Debtor’s obligation under the loan agreement: RMB FIVE HUNDRED MILLION; interest rate of 6.5%; and Maturity Date: 10/2/2019, as set forth in the loan agreement between Wuhan Kangbo Biotech Limited and Evergrowing Bank Co., Ltd. Yantai Huanshan Road Branch (Evergrowing Bank No. 280003060011).

5. Scope of Guarantee: the principal, interest, penalty interest, liquidated damages, damage awards, collection fees, legal costs (or arbitration fees), asset safekeeping fees, execution fees, attorneys’ fees, announcement fees, evaluation fees, auction fees and other relevant fees.

The remaining terms and conditions of this renewal agreement are substantially identical to that of the original collateral pledge agreement by the parties entered into on February 16, 2017.

Date: September 28, 2018

/seal/ Evergrowing Bank Co., Ltd., Yantai Huanshan Road Branch

/seal/ Wuhan Kingold Jewelry Co., Ltd